UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In 1997, Kaiser Group Holdings, Inc. (the “Company”) purchased a 4% ownership interest in a limited liability company (the “LLC”) that leases the land and owns the buildings where the Company’s corporate headquarters are located.  Effective October 28, 2000, the Company negotiated a settlement with the other owners of the LLC resolving various issues between the Company and the other owners of the LLC.  As a part of that resolution, subject to certain contingencies and a time limit of December 31, 2012, the estimated potential future recovery of the investment by the Company, upon sale or refinancing of the property, was fixed at $2.8 million and recorded on the Company’s balance sheet as Investment in Affiliates.  At June 30, 2007 and December 31, 2006, the recorded amount of the investment remained unchanged.

On November 2, 2007, as a result of recent negotiations, the Company received the sum of $1.0 million from the other owners of the LLC, representing the full amount of recovery of its investment in the LLC as agreed upon between the Company and the LLC.  The Company will reflect an impairment charge of $1.8 million during the quarter ended September 30, 2007 relating to this investment.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn

President and Chief Executive Officer
Date: November 5, 2007